UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PANELTECH INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4748555
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2999 John Stevens Way, Hoquiam, WA	98550
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001
(Title of Class)

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the Registrant’s common stock contained in the Registrant’s Current Report on Form 8-K, filed on December 30, 2009, as amended on January 15, 2010 and February 11, 2010, is incorporated by reference into this registration statement.

Item 2.    Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of Registrant. Incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form SB-2, filed August 8, 2007.
3.2	Bylaws of Registrant. Incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form SB-2, filed August 8, 2007.
3.3	Certificate of Designations of Registrant dated December 21, 2009. Incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed December 30, 2009.
3.4	Certificate of Ownership and Merger of Registrant relating to name change. Incorporated herein by reference to Exhibit 3.2 of the Current Report on Form 8-K, filed December 30, 2009.
4.1	Specimen Common Stock Certificate of Registrant. Incorporated herein by reference to Exhibit 4.1 of Amendment No. 2 to the Current Report on Form 8-K, filed February 11, 2010.
10.1
Investors Rights Agreement dated December 23, 2009, among the Registrant and Investors signatory thereto.  Incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K, filed December 30, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 18, 2010	PANELTECH INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Scott Olmstead
		Name:	Scott Olmstead
		Title:	Chief Financial Officer and Secretary

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